UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 8, 2019

Date of Report (Date of earliest event reported)

Essential Properties Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-38530 (Commission File Number)	82-4005693 (IRS Employer Identification No.)

902 Carnegie Center Blvd., Suite 520 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant’s telephone number, including area code: (609) 436-0619

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EPRT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03.   Material Modification to Rights of Security Holders.

On August 8, 2019, pursuant to Section 7.2.8 of Article VII of the charter (the “Charter”) of Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), the Board of Directors of the Company adopted resolutions increasing the Common Stock Ownership Limit (as defined in the Charter) from 7.5% to 9.8% (in value or in number of shares, whichever is more restrictive), of the aggregate of the outstanding shares of Common Stock (as defined in the Charter) of the Company, and (ii) increased the Aggregate Stock Ownership Limit (as defined in the Charter) from 7.5% to 9.8% in value of the aggregate of the outstanding shares of Capital Stock (as defined in the Charter).

On August 8, 2019, the Company filed a Certificate of Notice with the State Department of Assessments and Taxation of Maryland (the “Certificate of Notice”) reflecting the increase in the ownership limits described above. The Certificate of Notice is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above in Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein. The Certificate of Notice filed herewith as Exhibit 3.1 is incorporated by reference herein.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Notice, dated August 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL PROPERTIES REALTY TRUST, INC.

Date: August 8, 2019	By:	/s/ Hillary P. Hai
Hillary P. Hai
Chief Financial Officer